[LETTERHEAD OF STEGMAN & COMPANY]


  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Tri-County Financial Corporation
P.O. Box 38
Waldorf, Maryland 20604-0038

      Re: Tri-County Financial Corporation Stock Option Plan for Non-employee Directors and Tri-County Financial Corporation 1995 Stock Option and Incentive Plan Registration Statement on Form S-8
           -------------------------------------------------

      We hereby consent to the incorporation by reference in this Form S-8 of Tri-County Financial Corporation of our report dated February 26, 1999, relating to the consolidated balance sheets of Tri-County Financial Corporation as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 incorporated by reference in the Tri-County Financial Corporation 1998 Annual Report on Form 10-K.




                        /s/ Stegman & Company
                        Stegman & Company
Baltimore, Maryland
May 20, 1999